Exhibit 10.5

SCRIPPS NETWORKS INTERACTIVE, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

Notice of Stock Option Grant

Scripps Networks Interactive, Inc., an Ohio corporation (the “Company”), grants to the Grantee named below, in accordance with the terms of Scripps Networks Interactive, Inc. 2008 Long-Term Incentive Plan, as amended and restated (the “Plan”) and this Nonqualified Stock Option Agreement (the “Agreement”), an option (the “Stock Option”) to purchase the number of Shares at the exercise price per share (“Exercise Price”) as follows:

Name of Grantee:

Number of Shares:

Exercise Price:	$[ ] per share

Date of Grant:

Vesting Dates:	First, second and third anniversaries of the Date of Grant

Terms of Agreement

1. Grant of Stock Option. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant this Stock Option to purchase the number of Shares at the Exercise Price as set forth above. This Stock Option is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code.

2. Vesting of Stock Option.

(a) Unless and until terminated as hereinafter provided, the Stock Option shall vest and become exercisable to the extent of one-third of the Shares on each of the Vesting Dates set forth above (each a “Vesting Date”) (rounded down to the next whole number), provided that the Grantee shall have remained in the continuous employ of the Company or a Subsidiary through the applicable Vesting Date.

(b) Notwithstanding the provisions of Section 2(a), the Stock Option will become immediately vested and exercisable in full if, prior to the applicable Vesting Date: (i) the Grantee ceases to be employed with the Company and its Subsidiaries by reason of death or Disability (defined by reference to the long-term disability plan covering the Grantee that is maintained by the Company or a Subsidiary); (ii) the Grantee terminates employment with the Company and its Subsidiaries as a result of his Retirement (defined as “early retirement” or

“normal retirement” under the Scripps Networks Interactive Pension Plan); or (iii) a Change in Control occurs while the Grantee is employed by the Company or any Subsidiary.

(c) Notwithstanding Section 2(a), a portion of the Stock Option that has not yet vested under Section 2(a) or 2(b) shall immediately vest and be exercisable if, prior to the applicable Vesting Date, the Company and its Subsidiaries terminate the Grantee’s employment other than for Cause, death or Disability, or, solely if the Grantee is a “Group I Participant” (as defined in the Scripps Networks Interactive, Inc. Executive Severance Plan (the “Executive Severance Plan”)) on the date of termination of employment, the Grantee terminates his or her employment with the Company and its Subsidiaries for Good Reason. The vested portion under this Section 2(c) shall be equal to the sum of (i) the number of unvested Stock Option Shares, if any, that were scheduled to vest on the first anniversary of the Date of Grant, multiplied by a fraction, the numerator of which is the number of days of employment with the Company or its Subsidiaries that the Grantee completed commencing with the Date of Grant and the denominator of which is 365, plus (ii) the number of unvested Stock Option Shares, if any, that were scheduled to vest on the second anniversary of the Date of Grant, multiplied by a fraction, the numerator of which is the number of days of employment with the Company or its Subsidiaries that the Grantee completed commencing with the Date of Grant and the denominator of which is 730, plus (iii) the number of unvested Stock Option Shares that were scheduled to vest on the third anniversary of the Date of Grant, multiplied by a fraction, the numerator of which is the number of days of employment with the Company or its Subsidiaries that the Grantee completed commencing with the Date of Grant and the denominator of which is 1095 (with the resulting sum rounded down to the next whole number).

(d) For purposes of this Agreement, the continuous employment of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence or layoff approved by the Committee.

3. Forfeiture of Stock Option.

(a) To the extent that the Stock Option has not yet vested pursuant to Section 2 above, it shall be forfeited automatically without further action or notice if the Grantee ceases to be employed by the Company and its Subsidiaries prior to the Vesting Date other than as provided in Section 2(b) or (c).

(b) The provisions of Section 20 of the Plan regarding Detrimental Activity shall apply to the Stock Option and any Shares or other cash or property paid hereunder. This Section 3(b) shall survive and continue in full force in accordance with its terms notwithstanding any termination of the Grantee’s employment or the exercise of the Stock Option as provided herein.

4. Exercise of Stock Option.

(a) To the extent that the Stock Option becomes vested and exercisable in accordance with this Agreement, it may be exercised in whole or in part from time to time by written notice to the Company or its designee stating the number of Shares for which the Stock Option is being exercised (which number must be a whole number and must be for at least 50 Shares), the intended manner of payment, and such other provisions as may be required by the Company or its designee. The Stock Option may be exercised, during the lifetime of the Grantee, only by the Grantee, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Grantee in a fiduciary capacity under state law and court supervision. If the Grantee dies before the expiration of the Stock Option, all or part of this Stock Option may be exercised (prior to expiration) by the personal representative of the Grantee or by any person who has acquired this Stock Option directly from the Grantee by will, bequest or inheritance, but only to the extent that the Stock Option was vested and exercisable upon the Grantee’s death.

(b) The Exercise Price is payable (i) in cash or by certified or cashier’s check or other cash equivalent acceptable to the Company payable to the order of the Company, (ii) by surrender of Shares (including by attestation) owned by the Grantee having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (iii) a cashless broker-assisted exercise that complies with all Applicable Laws, or (iv) by a combination of the foregoing methods.

(c) If, on the Expiration Date, as defined in Section 5 below (or if the Expiration Date is not a business day, the next preceding day in which the New York Stock Exchange is open) (the “Automatic Exercise Date”), all or any portion of the Stock Option is outstanding and vested, then the Stock Option (or outstanding portion thereof) shall be automatically exercised on such date without any further action by the Grantee (or the person or persons to whom this option is transferred pursuant to a permitted transfer under Section 7) pursuant to the cashless exercise procedures set forth in Section 4(b)(iii). Only a Stock Option that is “in-the-money” on the Automatic Exercise Date will be exercised pursuant to this provision. A Stock Option will be considered “in-the-money” for purposes of this provision if it has an Exercise Price that is less than the Fair Market Value of a Share on the Automatic Exercise Date. The Grantee agrees to the automatic exercise of the Stock Option as provided in this Section 4(c), and neither the approval of the Plan administrator, nor the consent of the Grantee shall be required at the time of the exercise of this Stock Option pursuant to this Section 4(c). Notwithstanding the foregoing, this Section 4(c) shall not apply in the event that the Company determines, in its sole discretion, that as of the Automatic Exercise Date the Grantee is an officer or is otherwise subject to pre-clearance in accordance with the Company’s insider trading policy, as amended from time to time.

5. Term of Stock Option. Subject to Section 3(b) hereof, the Stock Option will terminate on the earliest of the following dates (the “Expiration Date”):

(a) Midnight on the eighth anniversary of the Date of Grant if the Company and its Subsidiaries terminate the Grantee’s employment due to death or Disability, or the Grantee terminates his or her employment with the Company and its Subsidiaries due to Retirement;

(b) Two years after the Grantee’s employment terminates, if the Company and its Subsidiaries terminate the Grantee’s employment other than for Cause, death or Disability, or,

solely if the Grantee is a “Group I Participant” (as defined in the Executive Severance Plan) on the date of termination of employment, the Grantee terminates his or her employment with the Company and its Subsidiaries for Good Reason;

(c) Ninety days after the Grantee’s employment terminates, if the Grantee terminates his or her employment with the Company and its Subsidiaries for any reason other than (i) Retirement, or (ii) if the Grantee is a “Group I Participant” (as defined in the Executive Severance Plan) on the date of termination of employment, for Good Reason;

(d) Immediately upon termination of employment, if the Grantee’s employment is terminated by the Company and its Subsidiaries for Cause; or

(e) Midnight on the eighth anniversary of the Date of Grant.

Notwithstanding the foregoing provisions of this Section 5, the period during which the Stock Option can be exercised after a termination of employment subject to Sections 5(b) or (c) above will automatically be extended if, on the scheduled expiration date of such Stock Option as set forth above, the Grantee cannot exercise the Stock Option because such an exercise would violate an applicable Federal, state, local, or foreign law; provided, however, that such period shall not extend beyond the earlier of (i) thirty days after the exercise of the Stock Option first would no longer violate an applicable Federal, state, local, and foreign law, or (ii) the eighth anniversary of the Date of Grant.

6. Delivery of Shares. Subject to the terms and conditions of this Agreement, Shares shall be issuable to the Grantee as soon as administratively practicable following the date the Grantee (a) exercises the Stock Option in accordance with Section 4 hereof, (b) makes full payment to the Company or its designee of the Exercise Price and (c) makes arrangements satisfactory to the Company (or any Subsidiary, if applicable) for the payment of any required withholding taxes related to the exercise of the Stock Option. The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares until such Shares have been issued to the Grantee in accordance with this Section 6.

7. Transferability. The Stock Option may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee; provided that the Grantee’s rights with respect to such Stock Option may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 7 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Stock Option.

8. No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.

9. Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

10. Taxes and Withholding. To the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with the delivery of Shares under this Agreement, then the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the Fair Market Value of the Shares on the date of delivery); provided that in no event shall the value of the Shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact.

11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Stock Option; provided that, notwithstanding any other provision of this Agreement, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of any such law or listing requirement.

12. Adjustments. The Exercise Price and the number and kind of shares of stock covered by this Agreement shall be subject to adjustment as provided in Section 15 of the Plan.

13. Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent unless the Committee determines, in good faith, that such amendment is required for the Agreement to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may provided in the Plan.

14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan, including the forfeiture provisions of Section 20 of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Stock Option.

16. Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Tennessee, without giving effect to the principles of conflict of laws thereof.

18. Use of Grantee’s Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

19. Electronic Delivery. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Date of Grant.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:
Kenneth W. Lowe
Chairman, President and Chief Executive Officer

You must accept the award set forth in this Agreement online in accordance with the procedures established by the Company and the Plan administrator no later than             , 20     or this Agreement may be cancelled by the Company, in its sole discretion.

By accepting your award in accordance with these procedures, you acknowledge that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by you or are available for viewing on the Company’s intranet site at www.benefits.ml.com, and you consent to receiving this Prospectus Information electronically, or, in the alternative, agree to contact Maryann Powell, Senior Compensation Consultant at 513-824-3370, to request a paper copy of the Prospectus Information at no charge. You also represent that you are familiar with the terms and provisions of the Prospectus Information and hereby accept the award on the terms, and subject to the conditions, set forth herein and in the Plan. Specifically:

•	You acknowledge that you have read the Detrimental Activity provisions of Section 20 of the Plan (the “Restrictive Covenants”).

•	You understand that as a condition to receiving the award set forth in this Agreement that you must agree to be bound by and comply with the terms and conditions of the Restrictive Covenants.

•	You agree to notify the Company in writing if you have, or reasonably should have, any questions regarding the applicability of the Restrictive Covenants.

The terms and conditions of the Plan and this Agreement constitute a legal contract that will bind both you and the Company as soon as you accept the award.